Exhibit 99.1

hopTo Announces Approximately $2.5 Million in Private Financing

Proceeds to be Used to Support Go-To-Market for hopTo Work

--Investment Includes Participation by Board and Management--

CAMPBELL, Calif., July 29 ,2014 /PRNewswire/ -- hopTo Inc. (OTCQB/OTCBB: HPTO), developer and provider of the most comprehensive mobile productivity platform, today announced that it has sold approximately $2.5 million of its common stock to institutional investors, hopTo directors and hopTo executives in a private placement. Members of hopTo’s Board and executive management invested $220,000 of the total proceeds. hopTo entered into securities purchase agreements with the investors, board members and executives pursuant to which it sold an aggregate of approximately 31,589,000 shares of its common stock. The shares were sold for a purchase price of $0.08074 per share without any warrants or other similar securities.

The funding provided by the offering will support hopTo’s continued operations and go-to-market strategy for hopTo Work.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission within 45 days of the closing for purposes of registering the resale of the shares of common stock issued in the private placement.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About hopTo Inc.:

Founded in its current form in 2012, hopTo Inc. is an innovator of a unique mobile productivity workspace platform.  The hopTo mobile solution delivers an unparalleled user experience without compromising enterprise security.  hopTo brings a new standard of mobile productivity with custom, touch enabled access to existing Windows applications and documents. The company is based in Campbell, CA. For more information on hopTo, please visit: www.hopTo.com, https://www.linkedin.com/company/hopto or download the hopTo IRapp from the hopTo investor page.

About hopTo Work:

hopTo Work, first launched in November 2014, and was built upon hopTo’s successful consumer application launched in 2013.  hopTo Work‘s mobile workspace was the first app to address the challenges of transporting Windows applications to mobile devices, delivering a rich user interface to take full advantage of the devices native technologies. By delivering existing Windows applications to mobile environments, hopTo Work continues to offer a secure and flexible mobile workspace for transforming and “mobilizing” existing Windows applications and touch enabled editing of Office documents from internal and cloud storage.

For more information on hopTo, please visit: hopTo.com or facebook.com/hopTo. hopTo is available for free on the Apple App Store: appstore.com/hopto.

FORWARD LOOKING STATEMENTS:  This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements include statements regarding future growth and the expected impact of our products on the marketplace.  These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements.  Factors that may cause such a difference include the following: the success of our new products depends on a number of factors including market acceptance and our ability to manage the risks associated with new product introduction and developing and marketing new versions of the product; and other factors, including those set forth under Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, and in other documents we have filed with the SEC.

Investor contact:

Julie Silber

KCSA Strategic Communications

310-766-9760

jsilber@kcsa.com

Media contact:

Jill Pescosolido

408-688-2674 x 5073

jill@hopto.com

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